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                                 EXHIBIT 10(n)


                              CONSULTING AGREEMENT
                              --------------------

               CONSULTING AGREEMENT, dated as of the first day of May, 1998, between AMERICAN TECHNICAL CERAMICS CORP., a Delaware corporation with offices at One Norden Lane, Huntington Station, New York 11746 (the "Company"), and CHESTER E. SPENCE, residing at 269 Windsor Place, Brooklyn, New York 11218 ("Consultant").

               The Company desires to engage Consultant to perform consulting services for the Company, and Consultant desires to perform such services, on the terms and conditions hereinafter set forth.

               1. Services; Term
                  --------------

               Consultant hereby agrees to provide his services as a consultant to the Company with respect to matters relating to the marketing of the Company's products for a period of one year commencing on the date hereof and terminating on April 30, 1999; provided that, unless either party has given written notice to the other at least 30 days prior to the end of the then existing term of this Agreement of its intention not to renew this Agreement, said term shall automatically be extended for an additional period of one year. The period covered by this Agreement, as same may be extended as provided in the immediately preceeding sentence, is referred to herein as the "Term". Consultant shall provide the services required of him hereunder as and when they shall be requested by the Company.


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               2. Consulting Fee
                  --------------

               During the Term, the Company shall pay Consultant at the rate of $50,000 per annum, payable in 12 equal monthly installments of $4,166.67, with each such payment to be made on or before the last day of the month to which it relates. Payments to Consultant as herein provided shall constitute payment in full for Consultant's services rendered pursuant to this Agreement. Without limiting the foregoing, Consultant acknowledges and agrees that all applicable federal, state and local payroll taxes and other like charges relating to payments received by Consultant pursuant to this Agreement are Consultant's sole responsibility.

               3. No Benefits
                  -----------

               Consultant shall not be entitled to participate in any employee health, life insurance or other benefit plans which he has heretofore participated in as an employee of the Company.

               4. Expenses
                  --------

               The Company shall reimburse Consultant for reasonable out-of-pocket expenses incurred by him in connection with the performance of his services hereunder, provided such expenses are approved in advance by the Chief Operating Officer or Vice President - Administration of the Company.

               5. Termination
                  -----------

               This Agreement may be terminated prior to the end of the Term by the Company if (i) Consultant refuses or is unable to perform the services requested by the Company, in a manner satisfactory to the Company, for any reason whatsoever, including, but not limited to, illness, accident or other disability, or (ii) Consultant shall commit any act or omit to take any action in bad faith or to the detriment of the Company, or (iii) Consultant shall engage in any

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conduct which the Board of Directors of the Company deems to be not in the best interest of the Company. In the event that this Agreement is terminated in accordance with this paragraph 5, the Company shall have no further obligation to Consultant under this Agreement after the date of such termination, except that Consultant shall be entitled to receive any consideration to which he is entitled pursuant to paragraph 2 thereof which has accrued and has not been paid up to and including the date of termination.

               6. Confidential Information
                  ------------------------

               (1) All confidential information which Consultant may now possess, may obtain during or after the Term, or may create prior to the end of the Term relating to the business of the Company or any of its customers or suppliers, shall not be used, published, disclosed or made accessible by him to any other person, firm, or corporation, either during or after the Term, except during the Term in the business and for the benefit of the Company, without the prior written consent of the Company.

               (2) Since a breach of the provisions of this paragraph 6 could not adequately be compensated by money damages, the Company shall be entitled, in addition to any other right and remedy available to it, to an injunction restraining such breach or a threatened breach, and in either case no bond or other security shall be required in connection therewith.

               7. Relationship of the Parties
                  ---------------------------

               Nothing contained in this Agreement shall authorize, empower or constitute Consultant as the agent of the Company in any manner; authorize or empower Consultant to assume or create any obligation or responsibility whatsoever, express or implied, on behalf of or in the name of the Company; or authorize or empower Consultant to bind the Company in any manner or to make any representation, warranty, or commitment on behalf of the Company.


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               8. Notices
                  -------

               Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, sent by overnight courier or facsimile transmission or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this paragraph 8. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof; any notice sent by overnight courier shall be deemed given on the next business day after delivery to the courier; any notice sent by facsimile transmission shall be deemed given upon receipt (electronically or otherwise); and any notice delivered against receipt shall be deemed given upon receipt, except in each case for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

               9. Waiver
                  ------

               Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

               10. Binding Effect; Assignment
                   --------------------------

               This Agreement shall be binding upon and inure to the benefit of the parties hereto, the successors and assigns of the Company and the assigns, heirs and personal representatives of Consultant; provided, however, that Consultant may not assign, transfer or


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otherwise convey any of his rights or delegate any of his duties under this
Agreement without the written consent of the Company.

               11. Governing Law
                   -------------

               This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles governing conflicts of law.

               12. Entire Agreement
                   ----------------

               This Agreement represents the entire agreement with respect to the matters contemplated herein, supercedes any prior oral or written agreements or undertakings between the parties with respect to such matters and may not be modified or amended except in a writing duly executed by each of the parties hereto.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   AMERICAN TECHNICAL CERAMICS CORP.

                                   By /S/ Kathleen M. Kelly
                                     ---------------------------------------
                                      Name:  Kathleen M. Kelly
                                      Title:  Vice President, Administration


                                      /S/ Chester  E. Spence
                                     ---------------------------------------
                                      Chester E. Spence


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